EXHIBIT 10cc.7

              SIXTH WAIVER AND AMENDMENT AGREEMENT

          SIXTH WAIVER AND AMENDMENT AGREEMENT, dated as of February 7, 1995 among Union Bank of Switzerland, New York Branch, individually ("UBS") and in its capacity as agent under the Revolving Credit Agreement referred to below (in such capacity, the "Agent"), the other lenders and financial institutions parties hereto (collectively, the "Lenders"), Homeland Stores, Inc., a Delaware corporation ("Borrower") and Homeland Holding Corporation, a Delaware corporation ("Parent").

          Reference is hereby made to the U.S. $50,000,000 Revolving Credit Agreement, dated as of March 4, 1992 (as heretofore or hereafter amended, supplemented or modified from time to time in accordance with its terms, the "Credit Agreement"), among the Agent, the Lenders, Borrower and Parent. Capitalized terms used herein and not otherwise defined shall have the meanings attributed to them in the Credit Agreement.

          I.   Amendments.

          Subject to the conditions as to effectiveness set forth below, the Credit Agreement is hereby amended as follows:

          1. Section 1.1 of the Credit Agreement is amended as follows:

               (a) The definition of "Swing Line Commitment" is amended by substituting the figure "$8,000,000" for the figure
"$5,000,000" appearing therein.

               (b) The definition of "Swing Line Lender" is amended and restated in its entirety as follows:

               "Swing Line Lender" shall mean Union Bank of
          Switzerland, New York Branch, in its individual capacity as maker of the Swing Line Advances, and its successors and assigns to the extent permitted hereunder."

          2. Section 2.1(b) of the Credit Agreement is amended and restated in its entirety as follows:

               (b) Each Revolving Advance shall be in an amount equal to $1,000,000 (the "Minimum Advance Amount") or an integral multiple of $1,000,000 in excess thereof and shall be made on the date specified in the Written Notice or telephonic notice confirmed in writing as described in
          Section 2.6; provided, that if Borrower shall be deemed to request a Revolving Advance under Section 2.4(c) or 4.1(c) hereof no notice of a borrowing shall be necessary; provided, further, that if Borrower shall be deemed to request a Revolving Advance under
          Section 4.1(c) hereof such Revolving Advance shall be in an amount equal to the greater of (i) the reimbursement obligation of Borrower for the drawing made under the Letter of Credit for which such Revolving Advance is deemed requested and (ii) the Minimum Advance Amount. Each Revolving Advance shall be either a Base Rate Advance or a Eurodollar Advance, or a combination thereof, as Borrower shall request, subject to and in accordance with the provisions of this Agreement.

          3. Section 2.4(a) of the Credit Agreement is amended and restated in its entirety as follows:

               (a) The Swing Line Lender, in its individual capacity, agrees to lend hereunder, subject to and upon the terms and conditions herein set forth, at any time or from time to time after the Closing Date and before the Maturity Date, a swing line loan or loans (each a "Swing Line Advance," and the outstanding principal balance of all Swing Line Advances from time to time, the "Swing Line Loan") to Borrower, which Swing Line Advances
          (i) shall be Base Rate Advances, (ii) shall not exceed in the aggregate at any time outstanding the Swing Line Commitment and (iii) shall be payable on demand.

          4. Section 2.4(b) of the Credit Agreement is amended and restated in its entirety as follows:

               (b) Except as provided in Section 2.4(f) hereof, whenever Borrower desires to make a borrowing of a Swing Line Advance, Borrower shall give the Swing Line Lender, in its individual capacity, at its address set forth in
          Section 14.4 hereof, not later than 11:30 a.m. (New York time) on the proposed borrowing date, telephonic notice from an Authorized Representative confirmed promptly in writing (which notice shall be irrevocable) of its desire to make a borrowing of a Swing Line Advance. Each notice of borrowing of a Swing Line Advance under this
          Section 2.4 shall be substantially in the form of Exhibit
          2.4 hereto and shall specify the date on which Borrower desires to make a borrowing of a Swing Line Advance (which shall be a Business Day) and the amount of such borrowing.

          5. Section 2.4(c)(i) of the Credit Agreement is amended and restated in its entirety as follows:

               (i) On Thursday (or, in any week in which Thursday is not a Business Day, Friday) of each week, and, in addition, in the event that (A) any Swing Line Advance is not repaid in full upon demand by the Swing Line Lender,
          (B) the Swing Line Loan at any time exceeds the Swing Line Commitment or (C) the Swing Line Lender furnishes a Written Notice to Borrower and the Lenders requesting a settlement of all or any portion of outstanding Swing Line Advances, Borrower shall immediately borrow, and each of the Lenders hereby unconditionally and irrevocably agrees to immediately fund its pro rata share of, a Revolving Advance (which Revolving Advance shall initially be a Base Rate Advance) in the principal amount of such overdue or outstanding Swing Line Advances or excess Swing Line Loan, as the case may be, pursuant to the terms of this Agreement relating to the borrowing of Revolving Advances (regardless, however, of whether the conditions precedent thereto set forth in Section 6, 7 or 8 hereof are then satisfied and whether or not Borrower has provided a notice of borrowing under Section 2.6 hereof and whether or not the Revolving Credit Facility Commitment is then in effect, any Default or Event of Default exists or all or any of the Loans have been accelerated, but subject to clause (ii) of this subsection (c) and the final sentence of Section 2.2(a) hereof), and the proceeds of such Revolving Advance shall be immediately paid over to the Swing Line Lender for application to such overdue or outstanding Swing Line Advances or excess Swing Line Loan, as the case may be.

          6.   The following paragraph is hereby added as Section
2.4(f) of the Credit Agreement:

               (f) Without limiting the rights of the Agent, the Swing Line Lender or any other Lender under Section 12.1 hereof or under any provision of any other Loan Document, but subject to Section 2.4(e) hereof, Borrower hereby irrevocably authorizes and directs the Swing Line Lender to charge Borrower's account for all amounts that may now or hereafter be due and payable by Borrower hereunder or under any other Loan Document, including, without limitation, all amounts of principal and interest, fees and expenses; provided, that no Swing Line Advance shall be made by charging Borrower's account pursuant to this
          Section 2.4(f) in the event that (i) such Swing Line Advance would constitute an Unauthorized Advance or (ii) such Swing Line Advance would cause the Swing Line Loan to exceed the Swing Line Commitment; provided, further, that nothing contained in this Section 2.4(f) shall or shall be deemed to relieve Borrower from its obligation to repay any Lender Debt when due. Any amount charged against Borrower's account pursuant to this
          Section 2.4(f) shall be deemed to constitute a Swing Line
          Advance.

          7. Section 2.17 of the Credit Agreement is amended and restated in its entirety as follows:

               2.17. PRO RATA TREATMENT AND PAYMENTS. (a) Except as contemplated by Section 2.17(b) hereof and other express provisions of this Agreement, including, without limitation, Sections 2.7, 2.11, 2.12, 2.14, 3.5, 4, 14.1,
          14.5, 14.13(h) and 14.14 hereof, each borrowing by Borrower from the Lenders and each payment (including each prepayment) on account of the principal of and interest on Advances and fees described in this Agreement shall be made pro rata to each Lender according to the respective percentages of each Lender set forth opposite its name on Schedule 1.1(A) hereto. The Agent will distribute each payment to the Lenders promptly following receipt thereof (and in any event on the same Business Day as the date when received, if such payment is received at or prior to 12:00 noon (New York time)).

               (b)  Pursuant to the Concentration Account
          Agreement, Borrower has agreed that all amounts deposited into the Concentration Account Agreement shall be transferred to the Payment Office or as otherwise directed by the Agent on a daily basis. Subject to
          Section 12.5 hereof, all amounts so transferred shall be applied to the Lender Debt as mandatory prepayments thereof as follows: first, to the Swing Line Loan until the Swing Line Loan is paid in full; second, to the Revolving Loan (first, to Base Rate Advances until paid in full and then to Eurodollar Advances) until the Revolving Loan is paid in full; third, as cash collateral in a cash collateral account established with the Agent as security for outstanding Letters of Credit pursuant to agreements in form, scope and substance satisfactory to the Agent; and fourth, to the payment of all other Lender Debt that is then due and payable until such Lender Debt is paid in full. Any such amounts remaining after said application shall be deposited by the Agent in an operating account of Borrower with the Agent designated by Borrower, or paid over to such other Person or Persons as may be required by law.

     8. Section 11.15(v)(y) of the Credit Agreement is amended and restated in its entirety as follows:

               (y)  to the extent not required to be applied under
          (x) above, the Concentration Account (to the extent representing proceeds of Collateral); or

          9.   Exhibits  2.5 and 6.22(b) to the Credit Agreement
are amended and restated in the respective forms of Exhibit  2.5 and 6.22(b) attached hereto.

          II.  Waiver.

          Section 10.14 of the Credit Agreement requires, among other things, that Borrower cause its auditors to supervise and review a physical inventory of Inventory and Pledged Accounts of Borrower and its Subsidiaries twice during each Fiscal Year. Borrower performed only one physical inventory during Fiscal Year 1994. The Agent and the Lenders hereby waive any Default or Event of Default that may heretofore have occurred as a result of Borrower's failure to have caused its auditors to supervise and review a physical inventory of Inventory and Pledged Accounts of Borrower and its Subsidiaries twice during Fiscal Year 1994 as required under Section 10.14 of the Credit Agreement and the attendant failure to have delivered the compliance letter referred to in said Section in connection with each such physical inventory.

          III. Miscellaneous.

          1. This Sixth Waiver and Amendment Agreement is subject to the provisions of Section 14.2 of the Credit Agreement.

          2. On and after the effective date of this Sixth Waiver and Amendment Agreement, each reference in each of the Loan Documents (including the Credit Agreement) to "hereunder", "hereof", or words of like import referring to the Credit Agreement, or to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by the Amendment Agreement, dated June 15, 1992, the Second Amendment Agreement, dated September 23, 1992, the Third Amendment Agreement, dated as of February 10, 1993, the Fourth Amendment Agreement, dated as of June 8, 1993, the Fifth Waiver and Amendment Agreement, dated as of February 14, 1994 and this Sixth Waiver and Amendment Agreement.

          3. This Sixth Waiver and Amendment Agreement shall become effective upon the fulfillment of the following conditions:

          (a) The Agent shall not have notified Borrower in writing, prior to the Agent's receipt of fully executed counterparts of this Sixth Waiver and Amendment Agreement as contemplated by the immediately following clause (b), as to the continuance of any unwaived event which constitutes a Default or an Event of Default.

          (b) The Agent shall have received fully executed counterparts to this Sixth Waiver and Amendment Agreement signed by the Majority Lenders, UBS and Caisse Nationale de Credit Agricole in sufficient quantity for each Lender and Borrower to receive a fully executed counterpart of this Sixth Waiver and Amendment Agreement signed by the Agent and the Majority Lenders, UBS and Caisse Nationale de Credit Agricole.


          (c)  UBS shall have received a duly executed Swing Line
     Note in the form of Exhibit 2.5 attached hereto signed by Borrower.

          (d) The Agent shall have received fully executed counterparts to a First Amended and Restated Concentration
     Account Agreement substantially in the form of Exhibit 6.22(b) attached hereto signed by Borrower, Bank of Oklahoma, N.A. and the Agent.

          4. Parent, by signing below, confirms in favor of the Agent and the Lenders that it consents to the terms and conditions of this Sixth Waiver and Amendment Agreement and agrees that it has no defense, setoff or counterclaim with respect to any of its obligations or liabilities under its Guaranty and that all terms of its Guaranty shall continue in full force and effect.

          5. Each of Parent and Borrower reaffirms and restates (after giving effect to the amendments contained herein) the representations and warranties set forth in Section 13 of the Credit Agreement, and all such representations and warranties are true and correct on the date hereof with the same force and effect as if made on such date (except to the extent that they relate expressly to an earlier date). In addition, each of Parent and Borrower represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Agent and the Lenders that:

          (a) it has the power and authority to execute, deliver and carry out the terms and provisions of this Sixth Waiver and Amendment Agreement and the transactions contemplated hereby and has taken or caused to be taken all necessary actions to authorize the execution, delivery and performance of this Sixth Waiver and Amendment Agreement and the transactions contemplated hereby;

          (b) no consent of any other person (including, without limitation, shareholders or creditors of Parent or Borrower) is required to be obtained by Borrower or Parent and no action of, or filing with, any governmental or public body or authority is required to be obtained by Borrower or Parent to authorize, or is otherwise required in connection with the execution, delivery and performance of this Sixth Waiver and Amendment Agreement or the consummation of the transactions contemplated hereby;

          (c) this Sixth Waiver and Amendment Agreement has been duly executed and delivered by or on behalf of it and constitutes its legal, valid and binding obligation enforceable in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and the exercise of judicial discretion in accordance with general principles of equity;

          (d) the execution, delivery and performance of this Sixth Waiver and Amendment Agreement will not violate any law, statute or regulation, or any order or decree of any court or governmental instrumentality applicable to it, or conflict with, or result in the breach of, or constitute a default under any of its contractual obligations; and

          (e) as of the date hereof (after giving effect to this Sixth Waiver and Amendment Agreement) there exists no Default or Event of Default.

          6. Each of the Loan Documents (including the Credit Agreement) is hereby ratified and confirmed in all respects, and all of the representations, warranties, terms, covenants and conditions of each of the Loan Documents shall remain unamended, unwaived and in effect in accordance with their respective terms, except to the extent previously waived or amended and except as waived or amended hereby. The amendments and consents set forth herein shall be limited precisely as provided for herein and shall not be deemed to be amendments or consents to, or waivers or modifications of, any term or provision of any of the Loan Documents or any other document or instrument referred to herein or therein or of any transaction or further or future action on the part of any of the Credit Parties, except to the extent specifically provided for herein.

          7. This Sixth Waiver and Amendment Agreement may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement.

          8.   THIS SIXTH WAIVER AND AMENDMENT AGREEMENT SHALL BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE
STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED
IN SAID STATE.

          IN WITNESS WHEREOF, the parties have caused this Sixth
Waiver and Amendment Agreement to be executed and delivered by their respective officers, hereunto duly authorized, as of the day and year specified at the beginning hereof.

BORROWER:                     HOMELAND STORES, INC.


                              By: Mark S. Sellers
                                  Name:  Mark S. Sellers
                                  Title:  Chief Financial Officer

PARENT:                       HOMELAND HOLDING
                                CORPORATION


                              By: Mark S. Sellers
                                  Name:  Mark S. Sellers
                                  Title:  Chief Financial Officer

AGENT:                        UNION BANK OF SWITZERLAND,
                                NEW YORK BRANCH, as Agent


                              By:  Justin S. Maccarone
                                 Name:  Justin S. Maccarone
                                 Title: Managing Director


                              By: Jeanne L. Johnson
                                 Name:  Jeanne L. Johnson
                                 Title:

LENDERS:                      UNION BANK OF SWITZERLAND,
                                NEW YORK BRANCH


                              By: Justin S. Maccarone
                                 Name:  Justin S. Maccarone
                                 Title: Managing Director


                              By:  Jeanne L. Johnson
                                 Name:  Jeanne L. Johnson
                                 Title:

                              CAISSE NATIONALE DE
                                CREDIT AGRICOLE


                              By:  Dean Balice
                                 Name:  Dean Balice
                                 Title: Senior Vice President
                                        Branch Manager

                              NATIONAL BANK OF CANADA


                              By:  Larry L. Sears
                                 Name:  Larry L. Sears
                                 Title: Group Vice President


                              By:  David L. Schreiber
                                 Name:  David L. Schreiber
                                 Title: Assistant Vice President

                              BANK OF OKLAHOMA, N.A.


                              By:  Jeffrey R. Dunn
                                 Name:  Jeffrey R. Dunn
                                 Title: Vice President

                              LIBERTY BANK AND TRUST
                               COMPANY OF OKLAHOMA CITY, N.A.


                              By:__________________________
                                 Name:
                                 Title: